Exhibit (j)(1)

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees
The Community Reinvestment Act Qualified Investment Fund

We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 2, 2001 relating to the financial statements and financial highlights of The Community Reinvestment Act Qualified Investment Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial
Statements" in the Statement of Additional Information in such Registration Statement.


Philadelphia, PA                        /s/ KPMG LLP
September 28, 2001                      ------------
                                        KPMG LLP